UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2014 (November 7, 2014)

NEW JERSEY RESOURCES
CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-08359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road Wall, New Jersey		07719
(Address of principal executive offices)		(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

A.          On November 7, 2014, New Jersey Resources Corporation (the “Company”) entered into the First Amendment (the “Amendment”), dated as of July 25, 2014, to the Shelf Note Purchase Agreement with Prudential Investment Management, Inc. (“Prudential”) originally entered into on June 30, 2011 (as amended, the “Shelf Note Agreement”). The Shelf Note Agreement is uncommitted and, subject to the terms and conditions set forth, therein, allows the Company to issue senior notes to Prudential or certain of Prudential’s affiliates from time to time during the three-year issuance period ending July 25, 2017, on terms and conditions, including interest rates and maturity dates, to be agreed upon at the time of each note issuance. The Amendment allows the Company to issue additional senior notes in an aggregate principal amount up to $100,000,000.

The description of the Amendment in this Form 8-K is a summary and is qualified in its entirety by the terms of the Amendment. A copy of the Amendment is attached hereto as Exhibit 4.1 and incorporated herein by reference.

B.          The Board of Directors (the “Board”) of New Jersey Resources Corporation (the “Company”), pursuant to the recommendation of the Board’s Nominating/Corporate Governance Committee (“NCGC”), adopted the following changes to the Company’s Non-Employee Director Compensation:

•	an increase to the annual equity retainer, increasing the value of the annual equity retainer to $80,000 (the number of shares to be based upon the closing price of a share of the Company’s common stock on the date of the grant)

•	an increase to the Lead Director annual cash retainer to $17,500

•	increases to the annual cash retainers for the Chairs of the Audit Committee, the Leadership Development and Compensation Committee, the Nominating/Corporate Governance Committee and the Executive Committee to $15,000

•	an increase to the annual cash retainer for the Lead Directors of the Boards of the Company’s subsidiaries to $15,000

The Board approved such changes at its meeting on November 11, 2014, and the changes will be effective as of January 1, 2015. A summary of the Company’s non-employee director compensation, as amended, is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 7, 2014, pursuant to the Shelf Note Agreement, the Company issued 3.48% senior notes in an aggregate principal amount of $100,000,000 (the “Series 2014 Notes”) due November 7, 2024. Interest on the Series 2014 Notes will be payable on May 7 and November 7 of each year, commencing May 7, 2015.

The Series 2014 Notes are guaranteed by certain unregulated subsidiaries of the Company and are unsecured, subject to the right of the noteholders to receive certain equal and ratable collateral under the limited circumstances specified in the Shelf Note Agreement. The Series 2014 Notes rank equally with all of the Company’s existing and future senior unsecured indebtedness. The proceeds of the Series 2014 Notes will be used for general corporate purposes, including working capital and capital expenditures.

The Shelf Note Agreement contains customary representations and warranties of the Company and Prudential. The Shelf Note Agreement also contain customary events of default and certain covenants which will limit the Company’s ability beyond agreed upon thresholds, to, among other things: (i) incur additional debt (including a covenant which limits the amount of consolidated total debt of the Company at the end of a fiscal quarter to 65% of the consolidated total capitalization of the Company, as those terms are defined in the Shelf Note Agreement and a covenant limiting priority debt to 20% of the Company’s consolidated total capitalization, as those terms are defined in the Shelf Note Agreement); (ii) incur liens; (iii) make dispositions of assets; (iv) enter into transactions with affiliates; and (v) merge, consolidate, transfer, sell or lease all or substantially all of the Company’s assets. These covenants are subject to a number of important exceptions and qualifications set forth in the Shelf Note Agreement.

A copy of the original Shelf Note Agreement was filed as Exhibit 4.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on July 6, 2011 and is incorporated herein by reference. A copy of the Amendment, which is being filed as Exhibit 4.1 to this Form 8-K, is incorporated herein by reference. The foregoing is a summary of the terms and conditions of the Shelf Note Agreement and the Notes and does not purport to be a complete discussion of their terms. Accordingly, the foregoing description is qualified in its entirety by reference to each of the Shelf Note Agreement and the Notes.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits	.

Exhibit 4.1	First Amendment to the Shelf Note Purchase Agreement among the Company, Prudential Investment Management, Inc. and the Noteholders parties thereto dated as of July 25, 2014

Exhibit 10.1	Summary of New Jersey Resources Corporation Non-Employee Director Compensation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2014

NEW JERSEY RESOURCES CORPORATION

By:	/s/ Glenn C. Lockwood
Glenn C. Lockwood
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	First Amendment to the Shelf Note Purchase Agreement among the Company, Prudential Investment Management, Inc. and the Noteholders parties thereto dated as of July 25, 2014

10.1	Summary of New Jersey Resources Corporation Non-Employee Director Compensation